EXHIBIT 99.1

RETIREMENT AGREEMENT

This Retirement Agreement (“Agreement”) is entered into as of April 25, 2008 by Kuslima Shogen (“Employee”) and Alfacell Corporation (“Alfacell” or the “Company”).

Employee presently holds the position of Chief Executive Officer. Employee and Alfacell have determined that it is in their mutual best interests to plan and provide for Employee’s retirement and fully and finally resolve and settle Employee’s employment status and certain contractual rights. The terms and conditions to which Employee and Alfacell have agreed are set forth in this Agreement.

In consideration of the mutual promises and undertakings of the Parties, it is hereby agreed as follows:

          1.     Retirement.

         (a)     Employee voluntarily agrees to retire from her employment with Alfacell and any capacity or position effective March 31, 2009 (the “Termination Date”). Employee may voluntarily retire prior to March 31, 2009, in which case such earlier retirement date and not March 31, 2009 shall be deemed to be the Termination Date. Employee agrees that she will not claim or seek reinstatement of her employment in any capacity or position with Alfacell after the Termination Date. Employee will be entitled to continue to receive her current annual salary of $300,000 and participate in all benefit plans available for the Company’s executives through the Termination Date. Except as expressly provided in Sections 2 and 3, Employee’s entitlement to compensation, benefits, damages, costs, expenses or monetary amounts of any kind from Alfacell will cease as of the Termination Date.

         (b)     In the event Employee dies prior to her voluntary retirement her right to receive her salary provided under Section 1(a) and the payments provided under Sections 2(a), (b) and (c) shall continue after her death and all such payments shall be made to her estate. In the event Employee dies after the Termination Date and prior to the second anniversary of the Termination Date, her right to receive the payments provided under Sections 2(a), (b) and (c) shall continue after her death and all such payments shall be made to her estate. Notwithstanding anything to the contrary contained herein, in the event of Employee’s death her right to receive benefits under Sections 1(a) and 2 will cease as of the date of her death. Nothing contained in this Section 1(b) shall affect the payment of any death benefits payable under any life insurance policies on Employee’s life or Employee’s ability to exercise the Existing Options.

          2.     Retirement Payments and Benefits.

         (a)     Periodic Payments. Subject to Employee’s compliance with the obligations set forth in this Agreement subsequent to the Termination Date, Employee will be entitled to receive retirement payments of $300,000 per year for the two year period commencing as of the Termination Date. The commencement of such payments shall be subject to and contingent upon Employee signing and delivering to the Company and not revoking the Release Agreement attached as Exhibit A (the “Release Agreement). Such payments shall be made in accordance with the Company’s standard payroll policy, shall be subject to appropriate federal, state and local withholding taxes and shall be subject to compliance with Section 409A of the Internal Revenue Code (“Section 409A”), as further described in Section 17 below. Employee acknowledges that she will not be eligible for any incentive compensation payments subsequent to the Termination Date.

         (b)      Compensation - Incidentals. Alfacell will reimburse Employee for all appropriate incidental travel and business expenses related to her employment through the Termination Date consistent with Alfacell’s policies, as presently constituted or as amended, provided that all expense reports are submitted to the Company’s Chief Financial Officer for reimbursement on or before the 30th day following the Termination Date.

         (c)      Vacation Pay. On or before the 30th day following the Termination Date, Alfacell will pay Employee for all unused vacation time accrued as of the Termination Date.

         (d)      COBRA. If Employee elects COBRA continuation coverage following separation from employment, Alfacell agrees to pay for Employee’s COBRA insurance continuation premiums for a period which ends as of the earliest of (i) the second anniversary of the Termination Date, (ii) the date on which Employee is no longer eligible for COBRA insurance coverage under applicable law; and (iii) the date Employee becomes eligible for Medicare. In the event Employee becomes ineligible for COBRA coverage under the Company’s insurance plans for any reason other than her death prior to the second anniversary of the Termination Date, the Company shall make a lump sum cash payment to Employee equal to the amount of the premiums the Company would have had to pay to maintain Employee’s coverage under the Company’s insurance plans had Employee remained eligible for coverage under such plans for the period commencing on the date Employee became ineligible for such coverage and ending on the second anniversary of the Termination Date.

         (e)      Stock Options. Employee currently holds the options to purchase Alfacell Common Stock that are described, as to grant date, number of shares covered, purchase price, vesting schedule, original expiration date and expiration date based upon the termination of Employee’s employment with the Company on the Termination Date, on Exhibit B hereto (collectively, the “Existing Options”). Each such Existing Option shall remain exercisable in accordance with its original terms and such original terms shall not be modified by this Agreement, except to the extent expressly set forth in this Section 2(e). With respect to any outstanding Existing Options, Employee acknowledges that she will cease to be an employee on the Termination Date and that accordingly, pursuant to the terms of the stock option plan(s) and stock option agreements under which they were granted, as of the Termination Date (i) any unvested Existing Options will lapse, and (ii) any Existing Options that have vested as of that date will lapse unless exercised prior to the post-retirement expiration date set forth on Exhibit B. All or portions of the Existing Options may be transferred by Employee to “Family Members” (as such term is defined in the General Instructions to Form S-8) at any time that Employee holds the Existing Options to be transferred, provided that Employee may not receive any consideration for such transfer, any such Family Member may not make any subsequent transfers of such Existing Options other than by will or the laws of descent and distribution and the Company receives prior written notice of such transfer. To the extent required, the Company will amend the applicable option or stock plan to allow for such transfers to take place. The provisions of this section 2(e) shall not apply to the options granted to Employee pursuant to Section 3(b) (ii).

          3.     Royalty Agreement.

         (a)     Termination of Royalty Agreement. The Royalty Agreement between the Company and Employee dated July 24, 1991 and as amended on April 16, 2001 (the “Royalty Agreement”) shall be terminated and be of no further force or effect as of the date of this Agreement.

         (b)      Payments. In consideration for the termination of the Royalty Agreement, the Company shall make the following payments to Employee:

         (i)     Within ten (10) business days of the date of this Agreement, Alfacell will pay Employee a lump sum payment of $500,000. Alfacell shall be entitled to deduct from such lump sum payment the amount of the outstanding principal and accrued interest owed by Employee to Alfacell as of the date of this Agreement (the “Loan Amount”). It is agreed that the Loan Amount is $187,410.43. Alfacell will apply the amount so deducted from such lump sum payment to pay the Loan Amount. Such lump sum payment is subject to appropriate federal, state and local withholding taxes.

         (ii)     On the date of this Agreement Employee will be granted an option to purchase an aggregate of 1,000,000 shares of Alfacell’s common stock (the “Option”). The Option will be granted under Alfacell’s 2004 Stock Incentive Plan (the “Plan”), will have an exercise price equal to the fair market value of the common stock as of the date of this Agreement as determined under the Plan and will have a term of ten years from the date of this Agreement. The Option will only become exercisable on such date as the new drug application for ONCONASE for the treatment of malignant mesothelioma (the “NDA”) is approved by the United States Food and Drug Administration. The Option will be represented by the Option Agreement attached hereto as Exhibit C which shall be executed and delivered by Alfacell and Employee as of the date of this Agreement. All or any portion of the Option may be transferred by Employee to “Family Members” (as such term is defined in the General Instructions to Form S-8) and to

Fairleigh Dickinson University or such other limited number of universities or not-for-profit foundations as the Company’s Compensation Committee or Board of Directors, shall approve in writing, such approval not to be unreasonably withheld (collectively, the “University”) at any time that Employee holds the Option to be transferred, provided that Employee may not receive any consideration for such transfer, any such Family Member and the University may not make any subsequent transfers other than by will or the laws of descent and distribution and the Company receives prior written notice of such transfer. It is understood that if the Option is transferred to the University, the issuance of the shares upon exercise of the Option will not be registered on Form S-8 or any other registration statement and it shall be a condition to any such transfer of the Option to the University that the University acknowledge such unavailability of Form S-8 and agree to provide the Company with appropriate information and agreements to allow any such issuance to be effected pursuant to an appropriate exemption from the registration requirements under Section 5 of the Securities Act of 1933.

         (iii)     In the event the NDA is approved by the FDA, Employee will receive a onetime payment equal to 5% of the initial milestone payment payable by Par Pharmaceutical Inc. (“Par”) as a result of such approval pursuant to the License Agreement dated as of January 14, 2008 by and between the Company and Par. Employee will receive such payment within two (2) business days after Alfacell receives such milestone payment from Par.

         (iv)     In the event the NDA is approved by the FDA, Employee will receive a payment of $350,000 on each of the first and second anniversaries of the date of such approval for a total payment to Employee of $700,000. Each such payment shall be subject to appropriate federal, state and local withholding taxes.

         (v)     Employee will be entitled to receive payments (the “Continuing Payments”) equal to 15% of any royalties payable with respect to net sales which are received by Alfacell pursuant to any and all license agreements entered into by Alfacell for the marketing and distribution of ONCONASE and any other product derived from amphibian source extract, produced either as a natural, synthesized or genetically engineered drug which is covered by the claims of any issued patent owned or controlled by Alfacell which is issued and valid as of December 31, 2007 (the “Licensed Products”) and 5% of net sales of Licensed Products which Alfacell books on its financial statements to the extent and only to the extent that aggregate annual net sales of Licensed Products upon which such royalty payments are received by Alfacell and annual net sales of Licensed Products booked by Alfacell when combined are in excess of $100 million in a year. Such patents which have claims that cover Licensed Products are referred to herein as the “Relevant Patents.” For example, in a year in which the aggregate net sales of the Licensed Products upon which Alfacell receives royalties are less than $100 million, Employee would not receive any Continuing Payments for such year and in a year in which Alfacell receives royalties on aggregate net sales of $125 million, Employee would not receive any Continuing Payments on the royalties that Alfacell receives on the first $100 million of net sales in that year and would receive Continuing Payments equal to 15% of the royalties Alfacell receives on the last $25 million of net sales upon which Alfacell receives royalties in such year. In the event either or both of the aggregate annual net sales of Licensed Products upon which Alfacell receives royalties and the annual net sales of Licensed Products which Alfacell books on its financial statements are less than $100 million, but when combined such aggregate annual net sales exceed $100 million, the Continuing Payments to be received by Employee in that year will be paid with respect to the amount of such aggregate net sales that exceeds $100 million and pro rated between the 15% Employee is entitled to receive on royalties received by Alfacell and the 5% Employee is entitled to receive on net sales booked by Alfacell based upon the percentage of the total net sales of the Licensed Products that year represented by aggregate net sales upon which Alfacell receives a royalty and the net sales booked by Alfacell. For example, in a year in which the aggregate net sales of the Licensed Products upon which Alfacell is entitled to receive royalties is $90 million and the net sales of Licensed Products which are booked by Alfacell are $30 million, Employee would receive Continuing Payments equal to 15% of the royalties Alfacell receives on $15 million of net sales in that year (75% of the $20 million of total net sales in excess of $100 million) and 5% of $5 million of net sales booked by Alfacell in that year (25% of the $20 million of total net sales in excess of $100 million.). For the sake of clarity, it is understood that Employee will not receive a Continuing Payment of 5% of any net sales which may be booked by the Company with respect to the manufacture and sale of Licensed Products to a licensee which pays the Company a royalty on the net sales of such Licensed Products. Employee will receive the Continuing Payments due to her within ten (10) business days after the royalties upon which such Continuing Payments are payable are received by Alfacell. Employee’s right to receive the Continuing Payments shall terminate when all of the claims in the Relevant Patents which cover the Licensed Products have expired. In the event Employee dies prior to the termination of her right to receive Continuing Payments, any Continuing Payments that are payable after her death shall be paid to her estate.

          4.     Personnel Records. Employee’s permanent personnel record at Alfacell will reflect her voluntary retirement from Alfacell effective as of the Termination Date.

          5.     Trade Secrets and Confidential and Proprietary Information. Employee agrees that, except as may otherwise be required by law, she will at no time disclose to any third Party, nor use for her own benefit or for the benefit of any third Party, any trade secrets, confidential information or proprietary information concerning the financial and business affairs of Alfacell. “Confidential and proprietary information” includes, but is not limited to, know-how, trade secrets, and technical, business and financial information and any other non-public information in any way learned by her during her employment with Alfacell, including, but not limited to the following information: (a) inventions, technology, products, research results, strategies or activities, clinical results, strategies or activities, (b) manufacturing methods, strategies, plans or activities, (c) identities of research collaborators, suppliers, vendors and distributors, (d) pricing policies, and marketing and sales plans or strategies; (e) employees, personnel or payroll records or information; (f) forecasts, budgets and other non-public financial information; (g) expansion plans, management policies and other business strategies; (h) computer software and computer hardware; and (j) any information whatsoever about the business and practices of Alfacell that was obtained by her during the course of her employment with Alfacell. Employee agrees that she shall not retain any documents or information concerning Alfacell and will return any and all such documents and information directly to Alfacell on the Termination Date.

          6.     Alfacell Property. On the Termination Date, Employee will return to Alfacell any and all property in her possession which belongs to Alfacell, including the following: all keys and security and credit cards; all research related documents and materials, all documents and materials related to clinical trials, all strategic plans, budget books, and other financial, planning, marketing, strategic, and product development documents; all equipment, products, samples, inventory, tools, computers and software; product information; all information relating to the performance and employment of Alfacell employees; financial information in any form; and all other documents relating to Alfacell’s business, products, personnel and marketing partners.

          7.     Communications. Employee agrees that, at all times, she will refrain from taking any actions or making any statements, oral or written, which have the purpose or effect of injuring or in any way detracting from the reputations of Alfacell and its present and former directors, officers, and employees or causing any person or entity to refrain from or cease any employment or business relationship with Alfacell. Alfacell agrees that, except as prohibited by law, it will refrain from taking any actions or making any statements, which have the purpose or effect of injuring or in any way detracting from the reputation of Employee.

          8.     Non-solicitation and Non-competition.

         (a)     Purpose. In the course of Employee’s employment with Alfacell, Employee had and continues to have access to information concerning Alfacell’s strategic plans and business and marketing strategies; financial, cost, and pricing information; products and product research and development activities; manufacturing and operating techniques and practices; employees and their performance with Alfacell; as well as other confidential and proprietary information. Employee recognizes that Alfacell has made a substantial investment in her, that the information provided to Employee has been confidential and provides Alfacell an advantage. Further, Employee recognizes that Alfacell’s employment and business relationships are of substantial value to the corporation. Therefore, Employee acknowledges that the following restrictions are reasonable to protect Alfacell’s legitimate business interest in its strategic plans, business information, employment relationships and other business relationships, and that payments made to Employee pursuant to Sections 2 and 3 will allow Employee to remain retired or if Employee should decide to once again be employed, to do so without violating the restrictions of this Agreement.

         (b)     Non-Solicitation of Employees. Employee agrees that for the period that ends two (2) years after the Termination Date, she will not solicit, induce or influence, or attempt to solicit, induce or influence, any person engaged as an employee, independent contractor or agent of Alfacell to terminate his, her or its employment and/or business relationship with Alfacell or do any act which may result in the impairment of the relationship between Alfacell and its employees, independent contractors or agents.

         (c)     Non-Competition. In further consideration for the payment and benefits described herein, Employee will not work for or provide assistance to any business that is in competition with Alfacell during the ongoing employment period and for the period that ends two (2) years after the Termination Date. Such competitive business includes, but is not limited to, any entity which is involved in the research, development, manufacturing, marketing and/or sales of any products which are competitive with any of the Licensed Products. This promise not to compete includes, but is not limited to, the promise that Employee will not engage in any of the following activities:

         (i)      Work, as an employee, officer, director, consultant, partner, joint venture participant, agent, or in any other fashion, for any competitor of Alfacell; or

         (ii)      Attempt to persuade any research collaborator, vendor, marketing partner or supplier, or potential vendor, research collaborator, marketing partner or supplier of Alfacell that they should not do any business with Alfacell or should reduce the amount of business they do with Alfacell, or interfere in any way with the business relationship between Alfacell and any of its vendors, research collaborators, marketing partners or suppliers or potential vendors, research collaborators, marketing partners or suppliers.

         (d)     Non-competition Period. The term of the non-competition period is from the date of this Agreement through the second anniversary of the Termination Date. Employee understands and agrees that this non-competition provision shall be binding upon Employee irrespective of the nature or duration of Employee’s employment by Alfacell or the amount of Employee’s salary or wages during this period.

         (e)      Consideration. Employee acknowledges the receipt of the compensation provided under this Agreement as sufficient consideration for entering into this Agreement, and particularly for entering into the non-solicitation and non-competition provisions of this Agreement.

         (f)      Payment of Monetary Amounts and Provision of Other Benefits Expressly Conditioned upon Compliance with this Agreement. Employee understands and agrees that the payments and benefits set forth in Sections 2 are subject to her full compliance with the commitments and obligations in this Agreement, including without limitation the non-solicitation and non-competition provisions of this Agreement, and that Alfacell may terminate this Agreement if she fails to honor her commitments and obligations under this Agreement. Employee understands and agrees that Alfacell may collect from her, and that she must forfeit to Alfacell, the payments identified in Section 2 if she fails to comply with the commitments and obligations as set forth in this Agreement, including without limitation the non-solicitation and non-competition provisions of this Agreement.

          9.     No Admission of Liability. The Parties agree that nothing contained in this Agreement and no actions taken by either Party with respect to this Agreement shall be construed as an admission by either Party of any liability or obligation, all such liability or obligation being expressly denied.

         10.     Acknowledgments. Employee expressly acknowledges the following:

         (a)     The Release Agreement will provide for the release by Employee of any claim that Employee may have under the Age Discrimination in Employment Act, as amended, 29 U.S.C. 621 et seq. along with the release of other claims that Employee may have as described and agreed in the Release Agreement.

         (b)     Employee is hereby advised in writing to consult with an attorney before signing this Agreement.

         (c)     The payments and benefits to be provided to her under this Agreement are payments and benefits to which she would not otherwise have been entitled if she did not enter into this Agreement.

         (d)     Employee affirms that she has reported all hours worked, if applicable, as of the date of this Agreement and that she has been paid and/or has received all leave (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits to which she may be entitled. Employee further affirms that she has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave or reasonable accommodation under applicable disability or leave laws.

         11.     Review and Consultation. Employee and Alfacell acknowledge that they have each had sufficient opportunity to review the terms of this Agreement and to consult with advisors and attorneys of their choice concerning its terms and conditions. Employee acknowledges that she fully and completely understands the terms of this Agreement and their significance, and that she accepts those terms and enters into this Agreement freely and voluntarily thereby binding herself, her heirs, successors, personal representatives and assigns. Employee warrants that she is fully competent to enter into this Agreement.

         12.     Future Cooperation. Employee agrees that up to and following her termination of employment with Alfacell, she will cooperate with and assist Alfacell in the resolution of corporate structure issues; employment and other legal claims and lawsuits; internal and external investigations of Alfacell and its employees; and other workplace issues concerning which Employee has knowledge. Cooperation will include, but not be limited to, assistance with any lawsuits or claims brought against Alfacell by any person or entity or any past, present, or future Alfacell employee, any lawsuit or claim brought on behalf of Alfacell and/or any requests to prepare or execute materials related to the organizational structure of Alfacell Corporation and its affiliated entities.

         13.     Attorneys Fees. Nothing contained herein shall be interpreted to render any Party a prevailing Party for any reason, including but not limited to an award of costs or attorneys fees.

         14.     Choice of Law, Forum Selection, and Remedies. This Agreement shall in all respects be governed by the laws of the State of New Jersey. Any legal action or claim relating to the terms of this Agreement shall be filed, heard and decided exclusively in the Superior Court for the County of Somerset, State of New Jersey or the U.S. District Court for New Jersey (the “Courts”) and the parties hereby consent to the personal jurisdiction and venue of the Courts. The Parties further agree that: (a) any breach or threatened breach of Section 5 (Trade Secrets and Confidential and Proprietary Information), Section 6 (Alfacell Property), Section 7 (Communications), and Section 8 (Non-solicitation and Non-competition) of this Agreement would cause irreparable harm to Alfacell; (b) a remedy at law or in damages would be inadequate to remedy such a breach or threatened breach; (c) the provisions of Sections 5, 6, 7 and 8 of this Agreement may be enforced by way of a restraining order or injunction, in addition to any other remedies which may be available by law; and (d) the non-prevailing Party in any action to enforce these provisions shall be liable for the reasonable attorneys fees and costs incurred by the prevailing Party.

         15.     Severability. All agreements and covenants set forth within this Agreement are severable. In the event any of them shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid agreement or covenant were not contained within this Agreement and such invalid agreement or covenant shall be interpreted and applied so that it is enforceable to the fullest extent allowable by law.

         16.     Confidentiality. The Parties shall keep the terms and provisions of this Agreement confidential, and shall not disclose or discuss any of the terms of this Agreement to or with other persons or entities except as required by law, including the Company’s disclosure obligations as a public company, or in order to enforce the terms of this Agreement, and, as to Employee, to her counsel, her family, and her tax and financial planning advisors. Employee acknowledges that the Company will be required to disclose the material terms of this Agreement in reports it files with the United States Securities and Exchange Commission and to file this Agreement as an exhibit to such reports.

         17.     Section 409A Matters. Employee and the Company agree that this Agreement is intended to comply with the requirements of Section 409A and the regulations promulgated thereunder or an exemption from Section 409A. In the event that after execution of this Agreement either Employee or the Company makes a determination inconsistent with the preceding sentence, Employee or the Company shall promptly notify the other of the basis for her or its determination. The parties agree to renegotiate in good faith the timing of the payments to be made under this Agreement (but not the amounts of such payments) if it is mutually determined that this Agreement as structured would have adverse tax consequences to Employee.

          Employee and the Company agree that all payments to be made upon a termination of employment under this Agreement may only be made upon a “separation from service” under Section 409A. Employee acknowledges and agrees if Employee is a “specified employee” within the meaning of Section 409A and the final regulations and any guidance promulgated thereunder at the time of Employee’s termination, any payment to be made or benefit to be provided to Employee pursuant to Section 2 will be delayed until the earlier of (a) the first payroll date that occurs on or after the date six (6) months and one (1) day following the date of Employee’s separation from service, and (b) within 10 business days of Employee’s death occurring after the separation from service date, to the extent necessary for this Agreement and such payment or benefit to comply with Section 409A; provided that, if any payment to be made or benefit to be provided to Employee is delayed as a result of this Section 17, such delayed payment or benefit will be paid to Employee in a lump-sum as soon as permitted under Section 409A. Nothing set forth in this Section 17 shall be construed to modify or limit the provisions of Section 1(b). For purposes of this Agreement, each amount to be paid or benefit to be provided hereunder shall be construed as a separate identified payment for purposes of Section 409A. In addition, if the Company reasonably determines that a change in applicable law following the date of this Agreement causes the payments to be made or benefits to be provided to be payable to Employee without delay but in another manner that complies with Section 409A, Employee and the Company agree to amend this Agreement to reform the payment provisions set forth in Section 2 to provide to Employee economic benefits that are as close as reasonably possible to those contemplated by Section 2 but that still comply with Section 409A. Subject to the foregoing, this Agreement will be interpreted, construed and administered in a manner that satisfies the requirements of Section 409A so that none of the retirement payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409(a) (1) of the Code and any ambiguities herein will be interpreted to so comply. Notwithstanding the parties’ intent and commitment to work together to effect amendments of this Agreement to ensure its compliance with the requirements of Section 409A, should it be determined that any payment or benefit provided hereunder is subject to Section 409A(a)(1), Employee shall be responsible for any resulting additional tax or penalties legally applied to her thereunder.

         18.     Entire Agreement. This Agreement contains the entire understanding of the Parties, and there are no additional promises, representations, assurances, terms or provisions between the Parties. This Agreement may not be amended except in writing signed by Employee and a duly authorized officer of Company.

Alfacell Corporation
By:	/s/ Kuslima Shogen
	Kuslima Shogen	By:	/s/ Lawrence A. Kenyon

		Title:	President

Exhibit A
Release Agreement

GENERAL RELEASE

          I, Kuslima Shogen, in consideration of and subject to the performance by Alfacell Corporation (together with its subsidiaries and affiliates, the “Company”) of its obligations under the Retirement Agreement, dated as of April 25, 2008 (the “Agreement”), do hereby release and forever discharge as of the date hereof the Company and all present and former directors, officers, agents, representatives, employees, successors and assigns of the Company and the Company’s direct or indirect owners (collectively, the “Released Parties”) to the extent provided below.

1.	I understand that any payments or benefits paid or granted to me under Section 2 of the Agreement represent consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the payments and benefits specified in Section 2 of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release. Such payments and benefits will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company. I also acknowledge and represent that I have received all payments and benefits that I am entitled to receive (as of the date hereof) by virtue of any employment by the Company.

2.	Except as provided in paragraph 4 below and except for the provisions of my Agreement which expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation or termination from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”). For the avoidance of doubt, Claims shall not include any claim that arises out of a breach of the Agreement (or any other agreement between me and the Company) by the Company occurring after the date hereof.

3.	I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.

4.	I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

5.	In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims. I further agree that I am not aware of any pending charge or complaint of the type described in paragraph 2 as of the execution of this General Release. I acknowledge that this General Release does not affect my right to file a charge or complaint with any federal, state or local agency or to participate or cooperate in such a matter. However, I also acknowledge that I am not entitled to monetary damages resulting from actions brought by any federal, state or local agency.

6.	I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

7.	I agree that this General Release is confidential and agree not to disclose any information regarding the terms of this General Release, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.

8.	I agree to keep all confidential and proprietary information about the past or present business affairs of the Company and its affiliates confidential unless a prior written release from the Company is obtained. I further agree that as of the date hereof, I have returned to the Company any and all property, tangible or intangible, relating to its business, which I possessed or had control over at any time (including, but not limited to, company-provided credit cards, building or office access cards, keys, computer equipment, manuals, files, documents, records, software, customer data base and other data) and that I shall not retain any copies, compilations, extracts, excerpts, summaries or other notes of any such manuals, files, documents, records, software, customer data base or other data.

9.	Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement after the date hereof.

10.	Whenever possible, each provision of this General Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

(a)	I HAVE READ IT CAREFULLY;

(b)	I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

(c)	I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

(d)	I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

(e)	I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS GENERAL RELEASE SUBSTANTIALLY IN ITS FINAL FORM ON _______________ __, _____ TO CONSIDER IT AND THE CHANGES MADE SINCE THE _______________ __, _____ VERSION OF THIS RELEASE ARE NOT MATERIAL AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

(f)	THE CHANGES TO THE AGREEMENT SINCE _______________ ___, _____ EITHER ARE NOT MATERIAL OR WERE MADE AT MY REQUEST;

(g)	I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME

EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

(h)	I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

(i)	I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

DATE: _____________	_______________________________________

Exhibit B

Stock Option Information

ALFACELL CORPORATION
STOCK OPTION PLAN GRANTS TO KUSLIMA SHOGEN

NAME	TERM	DATE OF GRANT	VESTING DATE	EXPIRATION DATE	NO. OF OPTIONS GRANTED	EXERCISE PRICE	EXPIRATION UPON RETIREMENT*

Shogen, Kuslima - 1993 Plan	5	8/21/2000	8/21/2004	8/21/2009	23,000	$0.85	8/21/2009
Shogen, Kuslima - 1993 Plan	5	10/4/2001	10/4/2004	10/4/2009	23,000	$0.49	10/4/2009
Shogen, Kuslima - 1993 Plan	5	10/4/2001	10/4/2005	10/4/2010	23,000	$0.49	10/7/2009
Shogen, Kuslima - 1993 Plan	5	10/17/2002	10/17/2004	10/17/2009	23,000	$0.26	10/7/2009
Shogen, Kuslima - 1993 Plan	5	10/17/2002	10/17/2005	10/17/2010	23,000	$0.26	10/7/2009
Shogen, Kuslima - 1993 Plan	5	10/17/2002	10/17/2006	10/17/2011	23,000	$0.26	10/7/2009
Shogen, Kuslima - 1993 Plan	5	9/19/2003	9/19/2004	9/19/2009	30,000	$1.58	9/19/2009
Shogen, Kuslima - 1993 Plan	5	9/19/2003	9/19/2005	9/19/2010	30,000	$1.58	10/7/2009
Shogen, Kuslima - 1993 Plan	5	9/19/2003	9/19/2006	9/19/2011	30,000	$1.58	10/7/2009
Shogen, Kuslima - 1993 Plan	5	9/19/2003	9/19/2007	9/19/2012	30,000	$1.58	10/7/2009

Shogen, Kuslima - 1997 Plan	5	4/29/2004	4/29/2004	4/29/2009	150,000	$8.10	4/29/2009
Shogen, Kuslima - 1997 Plan	10	9/13/2004	9/13/2005	9/12/2014	50,000	$6.73	10/7/2009
Shogen, Kuslima - 1997 Plan	10	9/13/2004	9/13/2006	9/12/2014	50,000	$6.73	10/7/2009
Shogen, Kuslima - 1997 Plan	10	9/13/2004	9/13/2007	9/12/2014	50,000	$6.73	10/7/2009
Shogen, Kuslima - 1997 Plan	10	11/17/2005	11/17/2006	11/17/2015	33,333	$1.61	10/7/2009
Shogen, Kuslima - 1997 Plan	10	11/17/2005	11/17/2007	11/17/2015	33,333	$1.61	10/7/2009
Shogen, Kuslima - 1997 Plan	10	11/17/2005	11/17/2008	11/17/2015	33,334	$1.61	10/7/2009

Shogen, Kuslima - 2004 Plan	10	9/13/2004	9/13/2004	9/12/2014	100,000	$6.73	3/31/2010
Shogen, Kuslima - 2004 Plan	10	10/5/2006	4/5/2007	10/5/2016	24,000	$1.29	3/31/2010
Shogen, Kuslima - 2004 Plan	10	10/5/2006	10/5/2007	10/5/2016	24,000	$1.29	3/31/2010
Shogen, Kuslima - 2004 Plan	10	10/5/2006	10/5/2008	10/5/2016	24,000	$1.29	3/31/2010
Shogen, Kuslima - 2004 Plan	10	10/5/2006	10/5/2009	10/5/2016	24,000	$1.29	CANCEL
Shogen, Kuslima - 2004 Plan	10	10/5/2006	10/5/2010	10/5/2016	24,000	$1.29	CANCEL
Shogen, Kuslima - 2004 Plan	10	5/25/2007	**10/2/2008	5/25/2017	250,000	$2.13	3/31/2010
Shogen, Kuslima - 2004 Plan	10	3/5/2008	3/5/2008	3/5/2018	250,000	$2.18	3/31/2010

Total					1,378,000

* Assumes termination date is March 31, 2009. If earlier, the Expiration Upon Retirement will be 190 days after the termination date for options granted under the 1993 and 1997 Plans, and one year for options granted under the 2004 Plan.

** Assumes NDA submitted by date listed

Exhibit C

Option Agreement

ALFACELL CORPORATION
2004 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

          AGREEMENT, made and entered into on the date set forth on Exhibit A attached hereto (“Exhibit A”) by and between Alfacell Corporation (the “Company”) and the employee/consultant designated as the Optionee on Exhibit A hereto (the “Optionee”).

          WHEREAS, the Optionee has been designated to participate in the Alfacell Corporation 2004 Stock Incentive Plan (the “Plan”).

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for good and valuable consideration, the Company and the Optionee agree as follows:

          (a)      Grant. Pursuant to the provisions of the Plan, the terms of which are incorporated herein by reference, the Company hereby grants to the Optionee the right and option (the “Option”) to purchase the number of shares of common stock ($.001 par value) of the Company (the “Shares”) indicated on Exhibit A hereto. The Option is granted as of the date designated the date of grant on Exhibit A hereto (the “Date of Grant”) and such grant is subject to the terms and conditions herein and the terms and conditions of the Plan. Such Option shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

          (b)      Purchase Price. Except as otherwise provided in paragraph (i) below, the purchase price of each Share subject to the Option shall be the amount designated the option price per share on Exhibit A hereto (the “Option Price”) payable in full upon exercise of the Option in accordance with Section 6(a)(iii) of the Plan.

          (c)      Term of Option. The Option may be exercised only during the period commencing on the date the new drug application for the Company’s product, ONCONASE® for the treatment of malignant mesothelioma (the “NDA”) is approved by the United States Food and Drug Administration (the “FDA”) and ending at 5:00 p.m. local time in New Jersey on the tenth (10th) anniversary of the Date of Grant (the “Option Period”). The Optionee’s exercise rights during the Option Period shall be subject to limitations as hereinafter provided. At the end of the Option Period, the Option shall terminate.

          (d)      Exercise of Option. In order to exercise the Option, the Optionee shall submit to the Company or its designated agent an instrument in writing specifying the number of Shares in respect of which the Option is being exercised, accompanied by payment in a manner acceptable to the Company, of the Option Price of the Shares in respect of which the Option is being exercised. Shares shall then be issued by the Company and a share certificate delivered to the Optionee; provided however, that the Company shall not be obligated to issue any Shares hereunder if the issuance of such Shares would violate the provisions of any applicable law, in which event the Company shall, as soon as practicable, take whatever action it reasonably can so that such Shares may be issued without resulting in such violation of law.

          (e)     No Rights of Shareholder or Employee. The Optionee shall not, by virtue of the Option, be entitled to any rights of a shareholder of the Company, either at law or equity, and the grant of the Option shall not confer on the Optionee any right with respect to continuance of his or her service with the Company nor shall such grant interfere in any way with the right of the Company to terminate the Optionee’s service at any time.

          (f)     Recapitalizations, Dividends, and Adjustments. In the event that the Committee shall determine that any dividend in Shares, recapitalization, split or reverse split of Shares, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of the Optionee under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, and may adjust any or all of (i) the number and kind of Shares other securities or other consideration issued or issuable on exercise of the Option and (ii) the exercise price of the Option.

          (g)     Nontransferability. The Option shall not be transferable by the Optionee except by will or the laws of descent and distribution, and it shall be exercisable during the lifetime of the Optionee only by the Optionee or his or her guardian or legal representative; provided however that all or any portion of the Option may be transferred by the Optionee to “Family Members” (as such term is defined in the General Instructions to Form S-8) and to Fairleigh Dickinson University or such other limited number of universities or not-for-profit foundations as the Committee or the Board shall approve in writing, such approval not to be unreasonably withheld, (collectively, the “University”) at any time that Optionee holds the Option, provided that Optionee may not receive any consideration for such transfer, any such Family Member and the University may not make any subsequent transfers other than by will or the laws of descent and distribution and the Company receives prior written notice of such transfer. It is understood that if the Option is transferred to the University, the issuance of the shares upon exercise of the Option will not be registered on Form S-8 or any other registration statement and it shall be a condition to any such transfer of the Option to the University that the University acknowledge such unavailability of Form S-8 and agree to provide the Company with appropriate information and agreements to allow any such issuance to be effected pursuant to an appropriate exemption from the registration requirements under Section 5 of the Securities Act of 1933

          (h)     Withholding. The Optionee agrees to make appropriate arrangements with the Company or its designated agent for satisfaction of any applicable tax withholding requirements, or similar requirements, arising out of this Agreement.

          (i)     References. References herein to rights and obligations of the Optionee shall apply where appropriate, to the Optionee’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement. Capitalized terms referred to herein but not defined shall have the meanings given to them in the Plan.

          (j)     Notice. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, or by fax duly addressed to the party concerned at the address (and fax number) indicated below or to such changed address (or fax number) as such party may subsequently by similar process give notice of:

If to the Company:

300 Atrium Drive
Somerset, NJ 08873
Telephone: (732) 652-4525
Fax: (732) 652-4575

If to the Optionee:

At the address and fax number indicated on Exhibit A hereto.

          (j)      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without reference to the principles of conflict of laws.

          (k)      2004 Option Plan Governs. This option agreement shall be governed by the Plan. In the event of any conflict between any of the terms of this Stock Option Agreement and the Plan, the terms of the Plan shall control.

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective April 25, 2008.

ALFACELL CORPORATION

By: /s/ Lawrence A. Kenyon
Lawrence A. Kenyon, President

          Optionee acknowledges reviewing this Option Agreement, the Plan and Exhibit A, and represents that he/she is familiar with the terms and provisions hereof, and hereby accepts this Option subject to all of the terms and provisions thereof.

Print Name: Kuslima Shogen

Signature: /s/ Kuslima Shogen

Social Security No.:

Exhibit A

ALFACELL CORPORATION

NOTICE OF GRANT OF STOCK OPTIONS AND OPTION AGREEMENT

Name: Kuslima Shogen	Option Number:
Address:	Plan: 2004 Stock Incentive Plan
Address:	ID:

You have been granted an option to purchase common shares of Alfacell Corporation (the “Company’) stock as follows:

Date of Grant: April 25, 2008
Vesting Commencement Date: The Option vests on the date the NDA is approved by the FDA and may be exercised in accordance with paragraph (c) of Stock Option Agreement.
Term/Expiration Date:
Type (NQ/ISO): NQ
Total Number Shares Granted: 1,000,000
Option (Exercise) Price:

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s 2004 Stock Incentive Plan and the Option Agreement, all of which are attached and made a part of this document.

/s/ Lawrence A. Kenyon
Alfacell Corporation	Date

/s/ Kuslima Shogen
Optionee	Date